EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE

Contacts:                                    Investors/Media:
Richard G. Chleboski                         Stephanie Carrington / Denise Roche
Chief Financial Officer                      The Ruth Group
Evergreen Solar, Inc.                        646-536-7017 / 7008
508-357-2221 x708                            scarrington@theruthgroup.com
investors@evergreensolar.com                 droche@theruthgroup.com



     Evergreen Solar, Inc. Reports Fourth Quarter and Year End 2003 Results
     ----------------------------------------------------------------------

FOURTH QUARTER HIGHLIGHTS:
--------------------------

     o    Appointed Richard M. Feldt President and Chief Executive Officer

     o Expanded marketing, sales, and product development staff with three senior appointments

     o Manufactured 50,000th solar panel incorporating the patented String Ribbon(TM)technology

MARLBORO, MASSACHUSETTS, March 3, 2004 - Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, today announced results for the fourth quarter and year ended December 31, 2003.

"Evergreen Solar completed the $29.5 million private equity financing in May 2003 and is on track to expand manufacturing capacity fourfold," commented Richard M. Feldt, President and Chief Executive Officer. "During the second half of 2003, we made tangible progress on our Line 2 capacity expansion. By February 2004, at least the first piece of new equipment for each process step has been installed, with the remainder of the equipment to be phased in the over the course of the year. Since revenues have been capacity limited, this expansion should enable significant revenue growth in 2004 and should further improve our product gross margins."

"We are pleased with the progress made in 2003, exemplified by the manufacturing of our 50,000th solar panel and the 46% increase in product revenues. We strengthened our sales and marketing organization with three hires and are focused on expanding sales channels," commented Mark A. Farber, Vice President of Marketing and Business Development. "Recent governmental initiatives in Germany aimed at accelerating the adoption of solar for residential and commercial applications, combined with our proactive sales efforts, should position us well for increased sales growth in 2004."

For the three months ended December 31, 2003, product revenues were $1.4 million, a decrease of $469,000 from $1.8 million for the same period in 2002. The decline in product revenues was primarily the result of reduced manufacturing capacity from equipment and facilities modifications necessary for the installation of Line 2. Research revenues for the fourth quarter were $213,000, a decrease of $151,000 from $364,000 for the same period in 2002. Product gross margin for the quarter ended December 31, 2003 was -220%, a decrease from -99% for the same period in 2002. The decline in gross margin was principally due to increased overhead costs associated with the scale-up of the second manufacturing line, the writedown of converted Line 1 equipment, and lower manufacturing volumes. Operating loss for the fourth quarter was $5.3 million as compared to $3.7 million for the fourth quarter of 2002. Net loss attributable to common shareholders for the fourth quarter was $5.9 million, or $0.43 per share, which includes non-cash dividends earned by the Series A convertible preferred stockholders of $696,000. At December 31, 2003, cash, cash equivalents, and short-term investments totaled $20.3 million, compared to $8.5 million at December 31, 2002.

For the year ended December 31, 2003, product revenues were $7.7 million, an increase of $2.4 million from $5.3 million for 2002. The increased product revenues resulted from increased production volumes and selling activities. Research revenues were $1.6 million, an increase of $117,000 from $1.4 million for the twelve months ended December 31, 2002. Product gross margin for the year ended December 31, 2003 was -99%, an improvement over -134% for the same period in 2002. Product gross margin improved due to increased volume and operational improvements in the manufacturing line. Operating loss for the year ended December 31, 2003 was $15.2 million, an increase of $1.3 million from $13.9 million for the same period in 2002. The increase in operating loss was primarily due to increased depreciation expense associated with the Line 2 capacity scale-up and added selling, general, and administrative costs, partially offset by yield, throughput, and efficiency improvements in the current manufacturing operations.

The Company will hold a conference call to discuss its fourth quarter and year end 2003 results on March 3, 2004 at 10:00 AM ET. A live webcast of the conference call will be available online at www.evergreensolar.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without web access may access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 234-1973 for domestic callers and (973) 582-2732 for international callers. The reservation number for both is 4513807.

In addition, a replay of the call will be available from March 3, 2004 - March 17, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and
(973) 341-3080 for international callers. Please use reservation code 4513807.

The webcast of the call will remain available on Evergreen Solar's web site, www.evergreensolar.com, through April 3, 2004.

ABOUT EVERGREEN SOLAR, INC.
---------------------------

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power.

Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY CAUTIONS YOU THAT ANY STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT STRICTLY HISTORICAL STATEMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REFLECTING MANAGEMENT'S EXPECTATIONS REGARDING THE TIMING, COST, AND SUCCESS OF THE COMPANY'S CURRENT AND FUTURE MANUFACTURING SCALE-UP AND PRODUCTION; FUTURE FINANCIAL PERFORMANCE; THE COMPANY'S TECHNOLOGY AND PRODUCT DEVELOPMENT, COST, AND PERFORMANCE; THE COMPANY'S CURRENT AND FUTURE STRATEGIC RELATIONSHIPS AND FUTURE MARKET OPPORTUNITIES; AND THE COMPANY'S OTHER BUSINESS AND TECHNOLOGY STRATEGIES AND OBJECTIVES. THESE STATEMENTS MAY BE IDENTIFIED WITH SUCH WORDS AS "WE EXPECT", "WE BELIEVE", "WE ANTICIPATE", OR SIMILAR INDICATIONS OF FUTURE EXPECTATIONS. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, THE FOLLOWING FACTORS: THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE MATERIALLY IMPAIRED AS A RESULT OF POOR MANUFACTURING OR PRODUCT PERFORMANCE OR HIGHER COSTS ATTRIBUTABLE TO THE EXPANSION OR OPERATION OF MANUFACTURING FACILITIES; THE MARKET FOR SOLAR POWER PRODUCTS IS EMERGING AND RAPIDLY DEVELOPING, AND MARKET DEMAND FOR SOLAR POWER PRODUCTS SUCH AS THE COMPANY'S PRODUCTS IS UNCERTAIN; THE COMPANY HAS LIMITED EXPERIENCE MANUFACTURING LARGE VOLUMES OF SOLAR POWER PRODUCTS ON A COMMERCIAL BASIS AT ACCEPTABLE COSTS, WHICH IT WILL NEED TO DO IN ORDER TO BE SUCCESSFUL; THE COMPANY FACES INTENSE COMPETITION FROM OTHER COMPANIES PRODUCING SOLAR POWER AND OTHER DISTRIBUTED ENERGY GENERATION PRODUCTS; THE COMPANY SELLS VIA A SMALL NUMBER OF RESELLER PARTNERS, AND THE COMPANY'S RELATIONSHIPS WITH CURRENT OR PROSPECTIVE MARKETING OR STRATEGIC PARTNERS MAY BE AFFECTED BY ADVERSE DEVELOPMENTS IN THE COMPANY'S BUSINESS, THE PARTNER'S BUSINESS, COMPETITIVE FACTORS, SOLAR POWER MARKET CONDITIONS, OR FINANCIAL MARKET CONDITIONS; AND THE MARKET FOR PRODUCTS SUCH AS THE COMPANY'S SOLAR POWER PRODUCTS IS HEAVILY INFLUENCED BY FEDERAL, STATE, LOCAL, AND FOREIGN GOVERNMENT REGULATIONS AND POLICIES, AS WELL AS THE AVAILABILITY AND SIZE OF GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES, OVER WHICH THE COMPANY HAS LITTLE CONTROL. IN ADDITION TO THE FOREGOING FACTORS, THE OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION - INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, FILED ON MARCH 27, 2003, AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2003, FILED ON NOVEMBER 12, 2003 (A COPY OF WHICH MAY BE OBTAINED AT THE SEC'S WEB SITE AT: HTTP://WWW.SEC.GOV) - COULD IMPACT THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. READERS SHOULD NOT PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY SUCH STATEMENTS TO REFLECT ANY CHANGE IN COMPANY EXPECTATIONS, OR IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS MAY BE BASED, OR THAT MAY AFFECT THE LIKELIHOOD THAT ACTUAL RESULTS WILL DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.

                      EVERGREEN SOLAR, INC. (NASDAQ: ESLR)

                       CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)




                                                        Three Months Ended          Twelve Months Ended
                                                           December 31,                December 31,
                                                      ----------------------      ----------------------
                                                        2002          2003          2002          2003
                                                      --------      --------      --------      --------
Revenues:
Product revenues                                      $  1,847      $  1,378      $  5,296      $  7,746
Research revenues                                          364           213         1,448         1,565
                                                      --------      --------      --------      --------
Total revenues                                           2,211         1,591         6,744         9,311

Operating expenses:
Cost of product revenues                                 3,669         4,410        12,405        15,379
Research and development expense                           915           919         3,692         3,791
Selling, general and administrative expenses             1,287         1,517         4,520         5,337
                                                      --------      --------      --------      --------
Total operating expenses                                 5,871         6,846        20,617        24,507
                                                      --------      --------      --------      --------

Operating loss                                          (3,660)       (5,255)      (13,873)      (15,196)
Net interest income                                         89            66           674           222
                                                      --------      --------      --------      --------
Net loss                                                (3,571)       (5,189)      (13,199)      (14,974)
Accretion of Series A convertible preferred stock           --          (696)           --       (13,498)
                                                      --------      --------      --------      --------
Net loss attributed to common stockholders              (3,571)       (5,885)      (13,199)      (28,472)
                                                      ========      ========      ========      ========

Net loss per common share (basic and diluted)         $  (0.31)     $  (0.43)     $  (1.16)     $  (2.39)

Weighted average shares used in computing basic
  and diluted net loss per common share                 11,410        13,600        11,405        11,899

                      EVERGREEN SOLAR, INC. (NASDAQ: ESLR)

                            CONDENSED BALANCE SHEETS

                                 (in thousands)





                                                    December 31,   December 31,
                                                       2002           2003
                                                    ----------     ----------

Cash, equivalents and short-term investments        $    8,483     $   20,340
Other current assets                                     6,111          3,699
                                                    ----------     ----------

Total current assets                                    14,594         24,039


Restricted cash                                            464            414
Fixed assets, net                                       16,905         21,523
                                                    ----------     ----------

Total assets                                        $   31,963     $   45,976
                                                    ==========     ==========

Total current liabilities                           $    2,050     $    2,000

Series A convertible preferred stock                        --         27,032

Total stockholders' equity                              29,913         16,944
                                                    ----------     ----------

Total liabilities and stockholders' equity          $   31,963     $   45,976
                                                    ==========     ==========